UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 1999


                               Chevron Corporation
             (Exact name of registrant as specified in its charter)

                           Delaware 1-368-2 94-0890210
   (State or other jurisdiction (Commission File Number) (I.R.S. Employer No.)
                               of incorporation )

                   575  Market  Street,  San  Francisco,  CA 94105 (Address  of
               principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (415) 894-7700


                                      NONE
          (Former name or former address, if changed since last report)

Item 5. Other Events.

         On September 29, 1999, Chevron Corporation issued two press releases announcing executive changes at the corporation.


         The text of the first press release was as follows:

         Quote

FOR IMMEDIATE RELEASE

                        DAVE O'REILLY TO SUCCEED KEN DERR
                         AS CHAIRMAN AND CEO OF CHEVRON

SAN FRANCISCO, Sept. 29 -- The Chevron Corp. Board of Directors today announced that Vice Chairman Dave O'Reilly has been elected chairman of the board and chief executive officer, effective January 1. O'Reilly, 52, will succeed Ken Derr, 63, who has elected to retire after a distinguished career of almost 40 years with the company, including 11 years as chairman and CEO.
         Dick Matzke, 62, a member of the Board of Directors and president of Chevron Overseas Petroleum Inc. (COPI), will succeed O'Reilly as vice chairman, responsible for worldwide exploration and production operations.
         Jim Sullivan, 62, continues as vice chairman responsible for worldwide refining, marketing and chemical operations.
         "Dave O'Reilly is the right person to lead Chevron in the future," said Derr. "He combines broad company experience with a record of achieving superior business results, and he has strong leadership skills."Born in Dublin, Ireland, O'Reilly earned his bachelor's degree in chemical engineering from University College, Dublin in 1968. That year, he began his career with Chevron Research as a process engineer.
         Serving in positions of increasing responsibility, O'Reilly later became manager of Chevron's Salt Lake City Refinery, manufacturing manager for Chevron Chemical's Olefins Division, and general manager of Chevron's refinery in El Segundo, Calif. In 1989, he was elected senior vice president and chief operating officer of Chevron Chemical Co.
         O'Reilly was elected a vice president of Chevron Corp. in October 1991, responsible for strategic planning and coordination of the company's quality improvement activities. He also served as a director of Caltex Petroleum Corp.
         In September 1994, he was elected president of Chevron Products Co., where he led the company's U.S. refining and marketing operations. During his tenure, U.S. refining and marketing earnings rose from $75 million in 1995 to $633 million in 1998.
         In November 1998, O'Reilly was elected a vice chairman and director, responsible for Chevron's worldwide exploration and production activities. He has also been leading the successful effort to reduce the company's cost structure by $500 million.
         O'Reilly is a member of the American Petroleum Institute's board of directors; the board of the national Action Council for Minorities in Engineering, Inc.; the California Business Roundtable and the San Francisco Symphony Board of Governors.

                                      * * *
        Matzke is a native of Illinois and a graduate of Iowa State University (bachelor's degree, geology, 1959); Pennsylvania State University (master's degree, geology, 1961); and St. Mary's College of California (master's degree, business administration, 1977).
        He joined Chevron in 1961 as a geologist in Louisiana and advanced through positions of responsibility in the company's exploration, economics, research and corporate planning departments. He was named general manager, foreign operations staff, and director of Caltex Pacific Indonesia in 1982. In 1986, he was named president of Chevron Canada Resources Ltd.
         Matzke was named president of COPI in 1989 and a vice president of Chevron Corp. in 1990. He played a key leadership role in expanding Chevron's international presence in exploration and production, resulting in a doubling of international oil production volumes during the past decade.
         In his new position, he will be responsible for Chevron's worldwide upstream activities, with a primary emphasis on formulating and implementing the growth component of the company's exploration and production strategies.
         Matzke was elected to the Chevron Board of Directors in 1997. He is chairman of the Board of Directors of the United States-Kazakhstan Business Association, a member of the United States-Russia Business Council, vice chairman of the United States-Azerbaijan Chamber of Commerce, and a member of the Business Council for International Understanding. He serves on the Board of Trustees of The Africa America Institute, and the Advisory Board of the Center for Strategic and International Studies (CSIS).

                                      * * *
         Ken Derr has led Chevron through a period of unprecedented financial success as well as unparalleled economic challenges. Derr, who became chairman and CEO in 1989, has brought a strong investor focus to Chevron's performance.
         During most of his tenure, the company led its oil competitors in total shareholder return, a period when Chevron's market capitalization increased from $15 billion to about $60 billion. And the company has increased its stock dividend for 10 consecutive years.
         Derr also brought an intense focus to efficient operations. Under his leadership, the company has reduced its annual cost structure by about $2.4 billion.
         Derr's tenure also saw Chevron sharply -- and successfully -- increase its overseas exploration and production activities, with two thirds of its multi-billion-dollar capital budget now allocated outside of North America.
         Derr led the transition to international activities when he signed the first major joint venture agreement in the Caspian Sea region with the Republic of Kazakhstan. The Tengiz venture in Kazakhstan, which now produces 220,000 barrels of oil a day, is expected to more than triple production over the next decade. During the same period, the company re-entered Venezuela, Kuwait, Saudi Arabia and Bahrain.
         A native of Wilkes-Barre, Pa., Derr joined Chevron in 1960 after earning a bachelors degree in mechanical engineering (1959) and a masters in business administration (1960) from Cornell University.
         Derr has held positions of increasing authority, including assistant to the president (1969), vice president (elected 1972), president of Chevron U.S.A. Inc. (1979), and vice chairman (1985). Perhaps the highlight of his pre-chairman tenure was his successful leadership of the effort to implement all facets of the 1984 merger of Chevron and Gulf corporations, the largest corporate merger at that time in American history.
         Derr is a director of AT&T, Citigroup, Potlatch Corp., the American Productivity & Quality Center, the Bay Area Council and the American Petroleum Institute, which he also served as chairman. He is a member of the National Petroleum Council, the Business Council and the Business Roundtable as well as a Trustee Emeritus of Cornell University. He also served as a member of President Bush's Commission on Environmental Quality and as a member of President Clinton's Council on Sustainable Development.
         As chairman of the fund-raising Committee to Save the San Francisco Cable Cars, he led the successful effort to preserve one of America's most recognizable civic symbols.


                                      # # #

9/29/99

Contact:    Mike Libbey - (415) 894-4440


           Unquote

         The text of the second press release was as follows:

Quote

FOR IMMEDIATE RELEASE

          ROBERTSON TO HEAD CHEVRON'S OVERSEAS OIL AND GAS OPERATIONS;
              KIRKLAND TO LEAD NORTH AMERICAN OIL AND GAS BUSINESS

         SAN FRANCISCO, Sept. 29 -- Chevron today announced the appointment of Peter Robertson as president of Chevron Overseas Petroleum Inc. (COPI), replacing Dick Matzke, who was elected a Chevron vice chairman earlier today.
         COPI oversees Chevron's search for oil and production of oil and gas in such key areas as Kazakhstan, Angola, Nigeria, the United Kingdom, Australia, Thailand and Latin America -- areas which represent the most promising growth prospects in Chevron's portfolio.
         Replacing Robertson as president of Chevron North America Exploration and Production will be George Kirkland, current chairman and managing director of Chevron Nigeria Ltd. Both appointments are effective Jan. 1.
         Kirkland, 49, has also been elected a corporation vice president, and Robertson will continue as a corporation vice president.
         Robertson, 52, is a native of Edinburgh, Scotland. He earned a bachelor's degree in mechanical engineering at Edinburgh University, and he holds an M.B.A. from the University of Pennsylvania, Wharton School.
         He joined Chevron in 1973, and after a variety of assignments was named comptroller for Chevron Oil Europe in London in 1980. He then held several key comptroller posts before being elected vice president, finance, of Chevron U.S.A. in 1989.
         In October 1991, he was named president of Warren Petroleum Co., Chevron's former natural gas liquids subsidiary. In 1994, he was elected a vice president of Chevron Corp., responsible for strategic planning and the company's total quality improvement activities. He also has served as a director of Caltex Petroleum Corp.
         In 1997, he took on responsibility for Chevron's U.S. and Canadian exploration and production operations.
         Robertson is on the board of directors of Dynegy Inc., a major natural gas and electric power marketer in which Chevron holds a 29 percent interest. He is chairman of the American Petroleum Institute's Upstream Committee and a member of the board of the Natural Gas Supply Association.
         Kirkland, a civil engineer, joined Chevron 24 years ago and has worked in North America, Asia and Africa. He began his career as a construction engineer in 1974, in New Orleans, La., and later spent six- years with Caltex Pacific Indonesia, where he served as project engineering manager for the giant Duri steam flood project.
         At various times, he served as senior project manager, division engineer, chief engineer and coordinator of production operations in Chevron subsidiaries.
         For the past six years, Kirkland has been with Chevron Nigeria Ltd., first as general manager-production, then as general manager-asset management. In 1996, he was appointed chairman and managing director. Under his leadership, crude oil production rose from approximately 300,000 barrels per day (bpd) to the present level of 440,000 bpd. The business unit is pursuing a plan to increase it to 600,000 bpd by the year 2001.
         He has also managed successful implementation of the Escravos Gas Project, Nigeria's first major associated gas utilization plant, and has been a leader in development of the proposed West Africa Gas Pipeline.

                                      # # #

9/29/99

Contact:    Fred Gorell - (415) 894-4443

           Unquote





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 30, 1999
                               CHEVRON CORPORATION



                                                     //S. J. CROWE
                                                   By ------------------------
                                                      S. J. Crowe, Comptroller
                                               (Principal Accounting Officer and
                                                Duly Authorized Officer)